October 9, 1996

                                    BY HAND

Capital Growth Mortgage Investors, L.P.
CBA Mortgage Corp.
GE Capital Asset Management Corporation, as Servicer
State Street Bank and Trust Company
(collectively, the "Lenders")

                       Laurel Centre Settlement Agreement


Gentlemen:

        Please refer to the pending litigation in the Circuit Court for Prince George's County, Maryland (the "Court"), identified as Case No. CAL 96-19899 (the "Litigation"), with respect to which a Verified Complaint for Injunction and Declaratory Relief, dated September 20, 1996 (the "Complaint") was filed with the Court.

        All capitalized terms not otherwise defined in this Agreement (the "Agreement") shall have the meanings set forth in the Complaint, but nothing in this Agreement is intended as an admission in, or acquiescence as to any matter with respect to, the Litigation. Terms not defined in the Complaint are defined in this Agreement, and in some cases used before they are defined. A complete index of terms defined in this Agreement appears after the last signature page of this Agreement.

        At this time an ex parte injunction (the "TRO") has been entered by the Court with respect to the claims asserted in the Litigation.

        The parties now agree as follows.


        1. Litigation Status. Each Lender represents and warrants to the Defendants that as of the date hereof such Lender has not commenced any litigation or bankruptcy proceeding, or filed any demand for arbitration in any jurisdiction or taken any action (including any action relating to the pleadings, filing of amended or additional pleadings, motions, requests for discovery, or motions or other proceedings to seek to add an additional party) (any of the foregoing, a "Litigation Activity") with respect to the Loan or the Loan Documents, other than the following:

                a. State Street. In the case of State Street, the filing of the Complaint and the TRO;

                b. Lenders. In the case of the Lenders, the filing of an Amended Verified Complaint for Injunction and Declaratory Relief dated October 8, 1996;

                c. Responsive Pleadings. In the case of the Borrower Parties, the filing of Defendants' Memorandum of Law in Opposition to State Street Bank and Trust Company's Motion for Interlocutory Injunction dated October 8, 1996;

                d. CBA. In the case of CBA, a motion for leave to intervene as plaintiff in the Litigation, dated October 4, 1996, which was withdrawn or CBA agrees to promptly withdraw; and

                e. Foreclosure. In the case of the Lenders, preparation of the papers for the Foreclosure as permitted herein, which papers at this time have not yet been signed, filed, or served.

        2. Standstill. During the period from the date hereof until the Standstill Termination Date (the "Standstill Period"):

                a. Continuation of TRO. The TRO shall remain in effect in accordance with the terms of this Agreement (without prejudice to the continuing effectiveness of the TRO through and until the Outside Date or the Borrower Release Date, if earlier).
                The Defendants in the Litigation shall, pursuant to Maryland Rule BB72(b), consent to the extension of the TRO in accordance with the terms of this Agreement, and no party shall seek to modify the TRO other than upon consent of all parties.

                b. No Other Action. No Litigation Activity whatsoever (other than actions necessary to implement this Agreement) shall be taken.

                c. Time Periods. All time periods, including the time to answer the Complaint or take other action, shall be tolled.

                d. No New Litigation. No party hereto shall commence any litigation or bankruptcy proceedings, or file any demands for arbitration, in any jurisdiction, or otherwise commence any Litigation Activity, against any other party in connection with any purported claim arising out of or relating to the Loan, the Loan Documents, the Mall, or any and all distributions or transfers of funds from Laurel Owner to Shopco or from Shopco to Unitholders.

                e. Enforcement of this Agreement. Notwithstanding the foregoing, during the Standstill Period any party may commence any action or file any papers in the Litigation as may be necessary to enforce this Agreement.

                f. Foreclosure. Notwithstanding the foregoing, from and after the Foreclosure Commencement Date and during the Standstill Period and thereafter Lenders may commence and prosecute the Foreclosure as provided herein.

	3.  Standstill Termination Date.

                a. Definition. The "Standstill Termination Date" shall mean the date of the occurrence of (i) any violation by any Borrower Party of the TRO as modified by this Agreement, which violation is not cured within seven days after written notice to Laurel Owner or (ii) the occurrence of any Borrower Interference. (It is understood, however, that any other material breach of this Agreement that continues for more than seven days after written notice may be remedied by specific performance, only.)

                b. Time to Answer. The time period to answer the Complaint shall be extended to the date 20 days after the Standstill Termination Date.

        4. Protection of TRO. Until the Outside Date, the TRO shall remain in effect, subject only to earlier termination upon the Borrower Release
        Date.   Defendants shall not attack the validity of the TRO because more than ten days has passed since it was entered; because a hearing on an "interlocutory injunction" was not held within ten days under Maryland Rule BB70; because the hearing with respect to the TRO and the time to answer the Complaint shall have been extended as provided for in this Agreement; or any other similar procedural basis.

        5. Extension of TRO. The parties shall from time to time promptly take all actions in the Litigation as necessary to: (a) extend the effective period of the TRO so that the TRO shall continue to be effective until the Outside Date (subject to earlier dissolution of the TRO on the Borrower Release Date); and (b) extend the hearing date on the TRO (now October 9, 1996) to the earliest date available on the court calendar within the period commencing on the first day and ending on the seventh day after the Standstill Termination Date. The Defendants in the Litigation shall, pursuant to Maryland Rule BB72(b), consent to the extension of the TRO in accordance with the terms of this Agreement until the Outside Date (subject to earlier termination on the Borrower Release Date).

	6.  Management of Mall.

                a. Appointment of Receiver. Laurel Owner acknowledges that pursuant to and as part of the Foreclosure, Lenders intend to obtain the appointment of Zamias Services, Inc. or such other manager as the Lenders shall select (or, at Lenders' option, individuals qualifying under Maryland law who will engage such manager to act on their behalf) as receiver of the Mall (Zamias Services, Inc., or such other manager, or such individuals, as applicable, as receiver of the Mall, the "New Manager"), effective upon October 16, 1996 (the "Foreclosure Commencement Date") or as promptly thereafter as New Manager can be appointed as receiver. New Manager shall have all the rights, powers, duties and obligations as set forth in the Order Appointing Receiver to be filed in the Foreclosure. Laurel Owner, Shopco, or LCI (collectively, the "Borrower Parties") shall not file any papers objecting to appointment of New Manager as receiver, or objecting to the terms and conditions under which the Lenders shall seek to obtain such appointment (so long as such terms and conditions do not contain Adverse Allegations).

                b. Consent to Appointment. Provided that such papers do not contain any Adverse Allegations, Laurel Owner and its counsel shall promptly, when and as requested by Lenders, sign Lenders' papers seeking the appointment of New Manager as receiver of the Mall. If the Court appoints a person other than New Manager as receiver of the Mall, then the Borrower Parties shall not object to such actions as Lenders shall take to cause the designated receiver to engage a manager selected by Lenders as managing agent for the Mall. Laurel Owner acknowledges that pursuant to the Loan Documents, Laurel Owner has consented to the appointment of a receiver without notice. Accordingly, Laurel Owner acknowledges that New Manager may be appointed as receiver of the Mall without notice to Laurel Owner, and Laurel Owner consents thereto.

                c. Transition. On the date of New Manager's appointment as receiver of the Mall (the effective date of such appointment, the "Management Transition Date"), Laurel Owner shall cause Shopco Management Corp. (the "Existing Manager") to deliver possession of the Mall to New Manager, together with all security deposits, the building management office, tenant books and records and original leases, office equipment used in the building management office, computer files and databases, lists of accounts payable and receivable (including leasing brokerage commissions), rent rolls, insurance policies, service contracts, and all other information, documents and equipment related to the Mall, all to the extent in Existing Manager's or Laurel Owner's possession or control (collectively, the "Management Materials").

                d. Fees Payable on Termination. Laurel Owner shall pay, solely from Borrower Cash, any fee payable to Existing Manager on account of the termination of Existing Manager. For purposes of the TRO, State Street hereby consents to the application of Borrower Cash to pay Existing Manager, on account of such termination, an amount not to exceed one month's management fee to Existing Manager.

                e. Transfer of Management Materials. Effective on the Foreclosure Commencement Date, Laurel Owner hereby unconditionally and irrevocably transfers, assigns, and conveys to the Lenders, acting by and through New Manager, all Management Materials, subject however to the reserved right of Laurel Owner to inspect and copy Management Materials at reasonable time(s) and in a reasonable manner as reasonably necessary for Laurel Owner's financial and tax reporting and recordkeeping.

                f. Replacement of New Manager. The Lenders shall have the right to replace New Manager as receiver in accordance with Maryland law.

                g. No New Contracts. From and after the date hereof until the Foreclosure Commencement Date, Laurel Owner shall not enter into any new contracts relating to the Mall requiring payments in excess of $1,000 without approval of the Lenders, except in an emergency or as required by law (provided that Laurel Owner shall have given Lenders prior written notice to the extent reasonably possible under the circumstances).

                h. No Borrower Management. From and after the Foreclosure Commencement Date, notwithstanding anything to the contrary in the Loan Documents, all actions with respect to the management or operation of the Mall, including any leasing, renegotiation of existing leases, entering into or modification of service contracts, undertaking of repairs, or directing, controlling or paying any on-site management personnel, shall be undertaken solely by New Manager as receiver pursuant to the Foreclosure. Without limiting the generality of the foregoing, to the extent that as receiver New Manager has the power or authority to perform any action with respect to the Mall, Laurel Owner shall not have the right or obligation to perform such action. Nothing in this paragraph shall, however, limit Laurel Owner's obligation (to the extent required by this Agreement) to cooperate with the smooth transition of management to New Manager when and as requested by the Lenders or New Manager

                i. Status of Mall Operations. Laurel Owner represents and warrants that as of the date hereof, as of the Foreclosure Commencement Date and as of the date of appointment of New Manager as receiver of the Mall, the Mall is being operated in all respects substantially in accordance with Laurel Owner's past practices, except as a result of the TRO.

                j. Pre-Foreclosure Payables. Laurel Owner shall pay from Borrower Cash all of Laurel Owner's payables that were due and payable as of October 15, 1996 or before (the "Pre-Foreclosure Payables"). Laurel Owner represents that Laurel Owner's practice with respect to payables has been to direct Existing Manager to pay bills (other than for real estate taxes and insurance, both of which have been substantially prepaid) on or about, or after, the required payment date. To the best of Laurel Owner's knowledge (based on Laurel Owner's review of operating reports provided by Existing Manager), Existing Manager has consistently substantially complied with such directions.

                k. Funding of Operating Account. On the Management Transition Date, Laurel Owner or Existing Manager shall deliver to New Manager the sum of $260,000, which State Street hereby agrees and consents may be funded from Borrower Cash. New Manager shall hold and apply such sum as if it were Revenue collected after the Foreclosure Commencement Date, in accordance with the Waterfall. No Borrower Party shall have any claim or right with respect to such sum.

                l. Expenses Other Than Pre-Foreclosure Payables. All expenses of the Mall other than Pre-Foreclosure Payables shall be paid by New Manager from Revenue received in cash on or after the Foreclosure Commencement Date.

                m. Revenues. All Revenue paid on or after the Foreclosure Commencement Date shall be collected by New Manager for the benefit of Lenders regardless of the period covered, and Borrower Parties shall promptly remit to New Manager on behalf of the Lenders all Revenue received by Borrower Parties on or after the Foreclosure Commencement Date.

                n. Prepaid Items. No adjustment shall be made for prepaid revenues or expenses.

                o. Current Budget. Laurel Owner shall upon execution hereof provide Lenders with a copy of Laurel Owner's annual budget, broken down monthly, and all monthly operating statements for 1996 year to date (with monthly comparisons) for the Mall.

        7. Gross Revenues. The Lenders agree among themselves (which agreements do not affect Borrower Parties in any way) as follows:

                a. Collection of Revenue. All rent, concession payments, additional rent (including CAM payments, percentage rent, payments on account of real estate taxes, and all other escalations, pass-throughs and tenant reimbursements), service charges, security deposits applied to a tenant's lease obligations, late charges, proceeds of business interruption and rent loss insurance, vending machine and pay telephone commissions, and all other income of any kind or type whatsoever arising from the Mall, regardless of the period with respect to which accrued (collectively, the "Revenue"), but excluding in any case Revenue received before the Foreclosure Commencement Date and the Borrower Cash, received by New Manager on or after the Foreclosure Commencement Date shall be delivered to and collected and administered by New Manager as receiver of the Mall.

                    b. Application of Revenue. New Manager shall apply all such Revenue as follows, and in the following order of priority, all of which State Street hereby consents to for purposes of the TRO (collectively, the "Waterfall"):

                        i. Operating Expenses. Operating expenses of the Mall as approved by the Lenders.

                        ii. Reserves. Reserves for capital improvements and leasing expenses as approved by the Lenders.

                        iii. First Interest. To the extent of remaining funds available, interest accruing on the First Loan Documents from and after the date hereof, at the applicable rate(s) (including any default rate(s)) provided for in the First Loan Documents, including
                        Section 8 of the First Note. All interest required by the preceding sentence shall (to the extent of available funds) be paid in cash and shall not be accrued, deferred or added to principal.

                        iv. Second Interest. To the extent of remaining funds available, interest accruing on the Second Loan Documents from and after the date hereof, at the applicable rate(s) (other than any default rate(s)) provided for in the Second Loan Documents, all of which interest shall (to the extent of available funds) be paid in cash and shall not be accrued, deferred or added to principal.

                        v. Amortization. Any residual funds shall be applied solely to amortize the principal amount of the First Loan Documents, without any prepayment or repayment fee.

	8.  Releases.

                a. Lender-Borrower Releases. Each Lender hereby releases and discharges each Borrower Party, together with the past, present and future affiliates, partners, unitholders, stockholders, directors, officers, employees, agents, consultants, advisors and attorneys (the "Related Releasees") of such Borrower Party, from and against any and all claims or causes of action that such Lender may now or hereafter have against each Borrower Party or its Related Releasees with respect to this Agreement, the Loan Documents and the Mall. The foregoing releases in this paragraph shall become effective only if and when the Borrower Release Date has occurred.

                b. Definition: Borrower Release Date. The "Borrower Release Date" shall mean the first to occur of the following:

                        i. Ratification and Expiration of Appeal Periods. The ratification by the Circuit Court for Prince George's County of the sale made pursuant to the Foreclosure and the expiration of all appeal periods thereafter, without the filing of any appeal, or if any such appeal shall have been filed, then the passage of sixty days after such ratification.

                        ii. No Objections/Deadline. The occurrence of March 15, 1997 (which date shall be extended by one day for every day on which Lenders' prosecution of the Foreclosure is delayed as a result of any litigation commenced by or on behalf of any person holding any interest in any Borrower Party) (the "Outside Date"), provided that: (a) except to the extent that the Lenders make Adverse Allegations in the papers appointing the New Manager as receiver, Laurel Owner shall have promptly signed such papers to consent thereto if, when and as required by this Agreement; (b) except to the extent that the Lenders make Adverse Allegations in the papers appointing the New Manager as receiver, no Borrower Party shall have objected to the appointment of New Manager as receiver of the Mall or the terms and conditions of such appointment; (c) no Borrower Party shall have filed voluntary bankruptcy;
                        (d) except to the extent that the Lenders make any Adverse Allegations in the Foreclosure, no Borrower Party shall have filed papers in the Foreclosure (including any papers appealing or objecting to any relief granted or action taken in the Foreclosure) other than papers approved by the Lenders, or asserted any defenses to the Foreclosure; (e) except to the extent that the Lenders make Adverse Allegations in the Foreclosure, no Borrower Party shall have filed any objections or defenses to the Foreclosure or to the sale pursuant thereto; (f) except to the extent that the Lenders make Adverse Allegations in the Foreclosure, no Borrower Party shall have initiated or commenced any action to enjoin, restrain, or delay the Foreclosure in any way; (g) if an involuntary bankruptcy shall have been filed with respect to Laurel Owner and Lenders shall have filed a motion for relief from stay, then Laurel Owner shall not have contested such motion; and (h) no Borrower Party shall have violated the exclusive right of New Manager as receiver to collect all Revenue from the Mall paid after the Foreclosure Commencement Date and exercise full dominion and control over the Mall pursuant to the order appointing New Manager as receiver of the Mall, which violation (as to this clause "h" only) is not cured within seven days after written notice to Laurel Owner. (The occurrence of any of the events whose nonoccurrence is listed in "a" through "h" shall be referred to herein as "Borrower Interference.")

                c. Borrower-Lender Releases. Each Borrower Party hereby releases and discharges each Lender, and the Related Releasees of such Lender, from and against any and all claims or causes of action that such Borrower Party may now or hereafter have against each Lender or its Related Releasees with respect to this Agreement, the Loan Documents and the Mall. The foregoing releases in this paragraph shall become effective only if and when the Borrower Release Date has occurred.

                d. Inter-Lender Releases. Capital Growth hereby releases and discharges each of the other Lenders, and the Related Releasees of each of the other Lenders, from and against any and all claims or causes of action that Capital Growth may now or hereafter have against each of the other Lenders or its Related Releasees with respect to this Agreement, the Loan, the Loan Documents and the Mall. The Lenders other than Capital Growth hereby release and discharge Capital Growth, and Capital Growth's Related Releasees from and against any and all claims or causes of action that such other Lenders may now or hereafter have against Capital Growth or its Related Releasees with respect to this Agreement, the Loan, the Loan Documents and the Mall. The foregoing releases in this paragraph shall become effective only if and when the Lenders have acquired title to the Mall. Notwithstanding the foregoing, after such transfer of title, the Participation Agreement and this Agreement shall continue to govern the rights and obligations of the Lenders as direct or indirect co-owners of the Mall.

        9. Foreclosure. Notwithstanding anything to the contrary in this Agreement, on the Foreclosure Commencement Date, Lenders may commence a foreclosure action with respect to one or both of the Loans held by the Lenders, with immediate appointment of New Manager as receiver (the "Foreclosure"), as follows.

                a. Foreclosure Papers. The papers for the Foreclosure shall allege as the basis for the Foreclosure only Laurel Owner's failure to pay the Loan on the Maturity Date. Such papers shall not include any allegations of fraud, bad faith, personal liability, or any claim to the Borrower Cash (but the foregoing shall not be deemed Lenders' waiver of any claim to the Borrower Cash as asserted in the Litigation) ("Adverse Allegations"). Notwithstanding anything to the contrary in this paragraph, if the Borrower Release Date occurs, then the Lenders shall withdraw any claim to the Borrower Cash.

                b. Events Supporting Foreclosure. Laurel Owner hereby acknowledges that Laurel Owner is not entitled to, and no Lender is obligated to provide, any notice, cure period, grace period, or other forbearance with respect to the payment of the entire principal amount of each Loan due upon the maturity date thereof, and any such notice, cure period, grace period, or other forbearance is hereby waived.

	10.  Borrower Cash.

                a. Retention. Except as otherwise expressly permitted by this Agreement or the TRO, until the Borrower Release Date, Borrower Parties shall hold, in compliance with the TRO, any and all cash or cash equivalents held by the Borrower Parties in accordance with the TRO, including all Revenue collected by Laurel Owner from the Mall on or before the Foreclosure Commencement Date (collectively, the "Borrower Cash"), including funds intended to be transferred to Unitholders pursuant to the distribution (the "Special Distribution") declared by Shopco on September 20, 1996.

                b. Application. State Street hereby consents to Borrower Parties' use of Borrower Cash (but not any Revenue paid after the Foreclosure Commencement Date), but in any case excluding the making of distributions, dividends or loans, in the ordinary course of business consistent with past practice for expenses not related to the ownership, management and operation of the Mall, including, without limitation, to pay accounting and financial reporting expenses, stock exchange fees, transfer agent fees, director fees and legal fees (collectively, "Partnership Expenses"). Partnership Expenses may also include legal fees and disbursements incurred by Borrower Parties. Without State Street's prior written consent, Partnership Expenses shall not exceed the sum of: (a) $182,095; plus (b) all legal fees and disbursements incurred by Borrower Parties on account of work performed through October 9, 1996; plus (c) up to $500,000 on account of legal fees and disbursements incurred by Borrower Parties for work performed after October 9, 1996. Each Lender agrees that the foregoing consent by State Street is a consent to such use of funds as required by and in compliance with the TRO.

                c. Release. Upon the occurrence of the Borrower Release Date, the parties shall vacate the TRO and discontinue the Litigation with prejudice to Plaintiffs and without costs to any party, provided only that Laurel Owner shall have paid all its Pre-Foreclosure Payables and Partnership Expenses, and provided Lenders with reasonable evidence thereof. Upon such payment, delivery of such evidence, and vacatur of the TRO on or after the Borrower Release Date, Borrower Parties shall hold and may apply or distribute in their discretion the Borrower Cash free of claim or right by Lenders.

        11. Conduct of Laurel Owner's Business. Until the Management Transition Date, Laurel Owner shall continue to conduct its business in the ordinary course of business, subject to the terms of the TRO and
        this Agreement.   From and after the appointment of New Manager as
        receiver, Laurel Owner shall conduct no business activities of any kind and shall incur no liabilities of any kind, except that Laurel Owner may continue to conduct activities that would incur liabilities for Partnership Expenses, and may continue to incur and pay liabilities for Partnership Expenses, and may continue to own the Mall subject to the New Manager as receiver and subject to the Foreclosure and applicable
        law.   Laurel Owner shall pay the Pre-Foreclosure Payables.

        12. Stipulation or Consent Order. The parties shall promptly enter into a Stipulation or Consent Order, to be filed in the Litigation, memorializing and setting forth all terms and conditions of this Agreement relating to the Standstill Period, the Standstill Termination Date, the extension of the TRO and as otherwise expressly provided herein, or attaching a copy of this Agreement. Lenders' counsel shall draft such Stipulation or Consent Order subject to the reasonable approval of the other parties. All parties signing this Agreement shall cause their counsel to promptly sign and file, and to thereafter comply with, such Stipulation or Consent Order.

        13. Laurel Owner's Acknowledgment. Laurel Owner acknowledges that nothing in this Agreement shall be deemed to violate any obligations of any Lender to Laurel Owner, and shall not be deemed to unreasonably involve any Lender in the management, business or operations of Laurel Owner or cause any Lender to become a "mortgagee in possession." Laurel Owner acknowledges that the arrangements set forth in this Agreement are in all cases reasonably necessary and appropriate to protect the security of the Lenders' collateral.

        14. Further Assurances. Each party agrees to execute and deliver such further documentation as may be necessary or appropriate to implement the intentions of the parties as set forth in this Agreement. Simultaneously with the passage of equitable title pursuant to the Foreclosure, Laurel Owner shall assign to the Lenders or their designee, without separate consideration, any environmental insurance held by Laurel Owner with respect to the Mall, subject however to the terms of any such insurance policy.

        15. Rights and Remedies. Notwithstanding anything to the contrary in the Loan Documents, except during the Standstill Period as it applies to the TRO, nothing in this Agreement is intended to limit or restrict any rights or remedies of either Lender under its Loan Documents.

        16. Participant Approval. State Street, as participant under the Participation Agreement, hereby consents to this Agreement and all transactions contemplated or permitted by this Agreement and directs, authorizes, and requests Capital Growth to enter into this Agreement, which State Street has determined represents a reasonable, appropriate and arm's length agreement under the circumstances.

        17. Counterparts; Fax. This Agreement may be signed in counterparts, which may be exchanged by fax. If this Agreement is signed by fax the parties shall promptly exchange sufficient original counterparts so each party can retain two fully executed originals. Failure to exchange such counterparts shall not impair the validity of this Agreement.

        18. Confidentiality. All parties shall preserve the confidentiality of this Agreement, except as required by law, stock exchange requirements, or this Agreement, or for submission to the Court, or in the Foreclosure. Before any Borrower Party makes any filing, disclosure or release required by law or stock exchange requirements relating to this Agreement or any matter relating to or arising from this Agreement (a "Disclosure"), such Borrower Party shall obtain Capital Growth's approval of such Disclosure, such approval not to be unreasonably withheld or delayed. Before Capital Growth makes any Disclosure, Capital Growth shall obtain Laurel Owner's approval of such Disclosure, such approval not to be unreasonably withheld or delayed. Notwithstanding the foregoing, this Agreement and its terms may be disclosed to any attorneys, advisors or consultants working for any party hereto.

        19. Due Authorization. Each party represents and warrants that this Agreement has been duly authorized by such party and all necessary approvals to permit such party to enter into and perform this Agreement have been obtained, except only for such additional approvals as are expressly provided for in this Agreement.

        20. Brokerage. Each party: (a) represents and warrants that it has not dealt with any broker, finder, or other person entitled to a commission or similar compensation with respect to the negotiation and execution of this Agreement; and (b) shall indemnify, defend, and hold harmless all other parties from any loss suffered (including payment of reasonable attorneys' fees) as a result of any breach of such party's representation and warranty in clause "a."

        21. Notices. All notices hereunder shall be given by Federal Express or other documented overnight delivery service or by-hand delivery and shall be effective upon receipt or affirmative refusal to accept delivery. Any notice given to any one party shall simultaneously be given to all other parties by the same means. The addresses of the parties are as follows:

                a. All Borrower Parties. 3 World Financial Center, 29th Floor, New York, New York 10285-2900, Attention: Mr. Paul Abbott, with a copy to Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Paul T. Cohn, Esq.

                b. CBA Mortgage Corp. c/o Cheslock, Bakker & Associates Inc., Financial Center, Suite 103, 695 East Main Street, Stamford, Connecticut 06901. A copy of any notice to CBA Mortgage Corp. shall be sent at the same time and by the same means to Venable, Baetjer and Howard, LLP, Attention: Jan Guben, Esq., at Two Hopkins Plaza, Baltimore, Maryland 21201.

                c. Capital Growth. 3 World Financial Center, 29th Floor, New York, New York 10285-2900, Attention: Mr. Kenneth L. Zakin, with a copy to Latham & Watkins, Attention: Joshua Stein, Esq., at 885 Third Avenue, Suite 1000, New York, New York 10022-4802.

                d. State Street. c/o GE Capital Realty Group, 16479 Dallas Parkway, Suite 400, Dallas, Texas 75248, Attention: Mr. Joseph Jernigan, with a copy to: Nancy Alquist, Esq., Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Nineteenth Floor, Baltimore, Maryland 21202.

        22. Successors and Assigns. This Agreement is intended to bind and benefit the parties and their successors and assigns. If any party assigns its interests with respect to the Mall, such assignment shall automatically include its rights and obligations under this Agreement; the assignee shall assume all obligations of the assignor under this Agreement; and assignor and assignee shall promptly notify all other parties of the assignment.

        23. Interaction Among Lenders. The Lenders agree as follows, which agreements do not affect Borrower Parties in any way and are intended to modify the Participation Agreement (as previously modified by the Agreement dated October 1, 1987, between Capital Growth's predecessor in interest, State Street's predecessor in interest and Shearson California, as defined therein).

                a. Disputes. In the event of a dispute or disagreement among the Lenders with respect to their exercise of their rights under this Agreement, the relative rights and obligations of the Lenders among themselves shall be determined pursuant to the terms and procedures of the Participation Agreement, the First Loan Documents and the Second Loan Documents.

                b. Taking of Title. Unless the Lenders agree otherwise, if the Lender(s) or anyone bidding on behalf of any Lender(s) is/are the successful bidder at the Foreclosure sale, then title to the Mall shall be taken in a single-asset corporation owned by the Lenders in proportion to their relative interests in the First Loan.

                c. Phase I. Capital Growth shall promptly after the Foreclosure Commencement Date order, and thereafter diligently prosecute the completion of, an updated Phase I environmental assessment for the Mall, and promptly provide State Street with a copy thereof upon receipt. The cost of such Phase I environmental assessment shall be treated as a cost of enforcing the First Loan.

                d. Prosecution of Foreclosure. Capital Growth shall promptly commence and diligently prosecute the Foreclosure. Any change of counsel with respect to the Foreclosure shall be subject to approval by the Lenders, such approval not to be unreasonably withheld. All papers to be filed in the Foreclosure shall be subject to approval by the Lenders, such approval not to be unreasonably withheld.

                e. Participation. Provided that State Street (as originally defined in the Complaint) continues to hold its existing interest in the First Loan (or the Mall, directly or indirectly, as the result of the Foreclosure) ("State Street Ownership"), and only so long as State Street Ownership continues, upon the taking of title to the Mall by or on behalf of the Lenders, the Participation Agreement shall be deemed modified so that State Street shall thereafter become Lender, and Capital Growth shall thereafter become Participant, but only for so long as State Street Ownership continues, except that their respective ownership interests (i.e., 76% ownership by State Street, 24% ownership by Capital Growth) shall remain unchanged. Upon termination of State Street Ownership, the Lenders shall reasonably agree upon a third-party asset manager to manage the Mall (if owned by the Lenders) on behalf of the Lenders, both Lenders confirming that an asset management affiliate of General Electric Capital Corporation is acceptable.

                24. Limitation of Liability. Notwithstanding anything to the contrary in this Agreement, no Lender's liability to any Borrower Party under this Agreement shall extend beyond such Lender's interest in the Mall (including, in the case of each Lender, its interest in the First Loan or the Second Loan, as applicable), and the proceeds thereof. Any judgment obtained by any Borrower Party against any Lender shall not be enforced against any assets of such Lender other than the foregoing. Subject to the terms of this Agreement, the liability of any Borrower Party under this Agreement shall be subject to the same limitations of any such Borrower Party's liability that would apply to such Borrower Party's liability under the Loan Documents.


                If the foregoing accurately reflects our understanding, please sign and return at least one counterpart of this Agreement to us.

                Thank you.

                             Laurel Owner

                             LAUREL OWNER PARTNERS LIMITED PARTNERSHIP, a
                             Maryland limited partnership

                             By: SHOPCO LAUREL CENTRE, L.P., a Delaware limited
                                 partnership, its general partner

                              By: LAUREL CENTRE INC., its general
                                  partner

                                       By:
                                       Name:
                                       Title:



     Agreed to and accepted.

     Capital Growth

     CAPITAL GROWTH MORTGAGE INVESTORS, L.P., a Delaware limited partnership

     By:     CG REALTY FUNDING, INC., a Delaware corporation


     By:
                                Kenneth L. Zakin, President



     Agreed to and accepted.

     State Street

     STATE STREET BANK AND TRUST COMPANY, a Massachusetts business trust

     By: GE CAPITAL REALTY GROUP, INC., as Sub-Servicer for GE CAPITAL ASSET MANAGEMENT CORPORATION, as Servicer for State Street Bank and Trust Company


	By:
	Name:
	Title:



     Agreed to and accepted.

     CBA

     CBA MORTGAGE CORP.


     By:
     Name:
     Title:

     Attachment: Index of Terms Defined in This Agreement



                    INDEX OF TERMS DEFINED IN THIS AGREEMENT

                        Adverse Allegations
                        Agreement
                        Borrower Cash
                        Borrower Interference
                        Borrower Parties
                        Borrower Release Date
                        Complaint
                        Court
                        Disclosure
                        Existing Manager
                        Foreclosure
                        Foreclosure Commencement Date
                        Lenders
                        Litigation
                        Litigation Activity
                        Management Materials
                        Management Transition Date
                        New Manager
                        Outside Date
                        Partnership Expenses
                        Pre-Foreclosure Payables
                        Related Releasees
                        Revenue
                        Special Distribution
                        Standstill Period
                        Standstill Termination Date
                        State Street Ownership
                        TRO
                        Waterfall

Other terms used in this Agreement are defined in the Complaint